ITEM 77Q(e)(iv) - COPIES OF ANY NEW OR
AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS



SUBADVISORY AGREEMENT

	This Subadvisory Agreement
("Agreement") is entered into as of
October 24, 2005, by and
among the MTB Group of Funds, a Delaware statutory trust (the "Trust"),
MTB Investment Advisors,
Inc., a Maryland corporation (the "Adviser"), and Hansberger Global Investors, Inc.
(the "Subadviser").

Recitals:

	The Trust is an open-end investment
management company registered under
the Investment
Company Act of 1940, as amended (the "1940 Act"), and has thirty-five portfolios, including the MTB
International Equity Fund (the "Fund");

	The Trust and the Adviser have entered
into advisory agreements, each dated as of August 22, 2003 (the "Advisory Agreement") as amended, pursuant to which the Adviser provides portfolio management services to the Fund and the other portfolios of the Trust;

	The Advisory Agreement contemplates
that the Adviser may fulfill its
portfolio management
responsibilities under the Advisory
Agreement by engaging one or
more subadvisers; and

	The Adviser and the Board of
Trustees of the Trust ("Trustees" or
"Board") desire to retain the
Subadviser to act as sub-investment
manager of the Fund and to provide
certain other services, and the
Subadviser desires to perform such
services under the terms and conditions
hereinafter set forth.

Agreement:

	NOW, THEREFORE, in consideration
of the mutual covenants and
agreements set forth in this
Agreement, the Trust, the Adviser
and the Subadviser agree as follows:

1.	Delivery of Documents.  The Trust
and/or the Adviser has furnished
the Subadviser with copies,
properly certified or otherwise
authenticated, of each of the following:

(a)	The Trust's Agreement and
Declaration of Trust ("Declaration
of Trust"), as in effect on
the date hereof;

(b)	By-Laws of the Trust as in
effect on the date hereof;

(c)	Resolutions of the Trustees
selecting the Subadviser as the
sub-investment manager to the
Fund and approving the
form of this Agreement;

(d)	Resolutions of the Trustees
selecting the Adviser as investment
adviser to the Fund and
approving the form of the Investment
Advisory Agreement and resolutions
adopted by
the initial shareholder of the Fund
approving the form of the Investment Advisory
Agreement;

(e)	The Advisory Agreement;

(f)	The Trust's current  registration
statement on Form N-1A as filed
with the Securities and
Exchange Commission ("SEC"), including
the Fund's current prospectus and statement of additional information
(collectively called the "Prospectus");



(g)	All current written guidelines,
policies and procedures of the Trust,
which are applicable
to the Fund, the Adviser or the
Subadviser and have been approved
by the Board of
Trustees of the Trust;

(h)	The code of ethics of the Trust
which has been approved by the
Trustees of the Trust in
accordance with Rule 17j-1 under
the 1940 Act;

(i)	The Adviser's most recent Form
ADV as filed with the SEC and/or
provided to the
Adviser's clients (which Form ADV includes, among other things, a description of the Adviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection);

(j)	Those provisions of the Adviser's
Compliance Manual that apply to the Fund;

(k)	A copy of the Adviser's Proxy
Voting Policies and Procedures; and

(l)	The Trust's Anti-Money Laundering
Policies and Procedures.

	The Adviser will promptly furnish
the Subadviser from time to time
with copies, properly
certified or otherwise authenticated,
of all amendments of or supplements
to any of the foregoing
documents. The Adviser will also furnish the Subadviser with copies of all the documents listed on
Schedule 1 to this Agreement, and shall
promptly notify the Subadviser of any
material change in any of
the Fund's investment objectives, investment strategies, investment policies, investment restrictions, guidelines or procedures set forth in any of the documents listed in Schedule 1.
In addition, the Chief
Compliance Officer for the Trust and the Adviser shall provide the Subadviser with a certification that they have adopted and approved a compliance program for the Trust adopted in accordance with Rule
38a-1 under the 1940 Act and the compliance program for the Adviser adopted in accordance with Rule
206(4)-7 under the Investment Advisers
Act of 1940, as amended
("Advisers Act"), respectively.

	The Chief Compliance Officer for
the Subadviser shall provide the Trust
and the Adviser with
copies of the Subadviser's Compliance
Policies and Procedures, a summary
of its compliance program,
and a certification that the Subadviser
has adopted and approved a compliance
program for the
Subadviser in accordance with Rule 206(4)-7 under the Advisers Act and such other information as may be reasonably requested in order to permit the Board of Trustees of the Trust to make such determinations with respect to the Subadviser's compliance program as may be required under Rule 38a-1 under the 1940
Act.  The Subadviser has furnished the
Adviser with a copy of the Subadviser's
Form ADV most recently
filed with the SEC, (which Form ADV includes a description of the Subadviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection) and the code of ethics established by the Subadviser pursuant to Rule 17j-1 under the 1940 Act
("Subadviser's Code of Ethics").  The
Subadviser will promptly furnish the
Adviser with copies of any
amendments to each of those documents,
including any revisions required by
Rule 204A-1 under the
Advisers Act.  The Subadviser will also
provide the Adviser with the
Subadviser's list of affiliated
persons at least annually, and will promptly notify Adviser in writing of any changes to that list.

	The Subadviser will also provide
the Adviser and the Fund accountant
with a list and specimen
signatures of the parties who are authorized to act on behalf of the Subadviser and will promptly notify
Adviser in writing of any
changes to that list.

2.	Investment Services.  Subject to
the oversight of the Adviser and the
Trustees, the Subadviser
will manage the portion of the Fund's
assets allocated to the Subadviser
from time to time by the Adviser
in its sole discretion ("Assets") on a
discretionary basis, including the
purchase, retention and disposition
of securities, as the Fund's agent and
attorney-in-fact with full power and
authority in connection with
such assets and in a manner that is (a)
consistent with the investment objectives, investment strategies, investment policies and restrictions of the Fund as set forth in the Fund's Prospectus,
(b) in conformity
with the 1940 Act, (c) compliant with the requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and (d) compliant with all other applicable federal securities laws and regulations, instructions and directions received by the
Subadviser in writing from the
Adviser or the Board of Trustees, and all applicable provisions in the documents provided to the
Subadviser, pursuant to Section 1 above, as each of the documents may, from time to time, be amended or supplemented.

	The Subadviser will discharge its
duties under this Agreement with
the care, skill, prudence, and
diligence under the circumstances then
prevailing that a prudent person
acting in the capacity of an
investment adviser to a registered
investment Trust and familiar with
such matters would use.

	The Subadviser will, at its
own expense, and subject to the
oversight of the Adviser and the Board
of Trustees:

(a)	Manage on a discretionary basis
the Assets and determine from
time to time which
securities will be purchased, retained
or sold by the Fund.

(b)	Place orders with or through
brokers, dealers or issuers in order
to effect or execute
portfolio transactions for the Fund,
subject at all times to the
Subadviser's duty to (i) use
its best efforts to obtain for the
Fund the most favorable terms and
best execution of such
portfolio transactions, (ii) comply
with any policy with respect to
effecting or executing
portfolio transactions for the Fund,
as set forth in the Fund's
Prospectus, and (iii) comply
with any written policies and procedures of the Trust, as approved by the Board of Trustees from time to time.

In using its best efforts to obtain for
the Fund the most favorable terms
and best execution
of portfolio securities, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including but not limited to: the price and size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved in the transaction, and the quality of service rendered by the broker or dealer in other transactions.

Subject to such policies and procedures
as the Board of Trustees may approve, the Subadviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended, cause the Fund to pay a broker or dealer that provided brokerage and research services to the Adviser or the Subadviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the
Subadviser determines, in
good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser's overall responsibilities to the Fund or its other advisory clients. To the extent authorized by
Section 28(e) and the Trust's Board of
Trustees, the
Subadviser shall not be deemed to have
acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

Subadviser shall not be liable to the
Adviser nor the Trust nor the Fund for any act, conduct or omission of any broker selected by Subadviser to provide transaction or other services to the Fund, and/or any Fund
Series, provided such broker was selected with reasonable care and in accordance with the provisions of this clause (b).

(c)	Submit information relating to the
valuation of the Assets as
the Adviser or the Board
may reasonably request.  The Trust,
the Fund and the Adviser agree and acknowledge that Subadviser is not a pricing agent for the Fund or the Trust and shall not be liable for any valuation determined or adopted by the Trust or the Fund, the Fund's custodian and/or portfolio accounting agent in accordance with any information provided by the
Subadviser, subject to the
provisions of Section 10(a).

(d)	Maintain all accounts, books
and records pertaining to
the Assets ("Fund Assets' Books
and Records") as are required of an
investment adviser of a
registered investment
company pursuant to Section 31
of the 1940 Act and the rules
and regulations adopted
thereunder and by applicable
provisions of the Advisers Act,
including, without
limitation, a daily ledger of such
assets and liabilities relating
to the Fund, and brokerage
and other records of all portfolio
transactions for the Fund. The
Fund Assets' Books and
Records shall be available for inspection or duplication by the Adviser and the Trust on any day that the Fund is open for business, upon reasonable request, and shall be available for telecopying to the Adviser or the Trust on any such business day.

(e)	Unless otherwise directed by Adviser
in writing, take action, in accordance with Adviser's Proxy Voting Policy, with respect to matters submitted to a vote of holders of voting securities comprising the Assets, and provide Adviser with information on securities voted by Subadviser promptly after the vote occurs. Adviser shall be solely responsible for making all required filings of Form N-PX with the appropriate regulatory bodies.

(f)	From time to time, as the Adviser or
the Trustees may reasonably request,
furnish the
Adviser and to each of the Board members reports of Fund's securities transactions with respect to the Assets and reports on securities comprising the Assets, all in such detail as the Adviser or the Trustees may reasonably request.

(g)	Inform the Adviser and the
Trustees of material or significant
changes in (i) investment
strategy or policies that will be employed in managing the Assets or (ii) key investment officers of the Subadviser substantially involved in managing the Assets or (iii)
Subadviser's president, chief executive
officer, chief financial officer, chief operating officer or chief compliance officer, or the persons performing the functions of any such office for Subadviser.

(h)	Make its officers and employees available
to meet with the Trustees and the Adviser at such times and with such frequency as the Trustees or the Adviser reasonably request, on due notice to the Subadviser, but at least annually, to review the Fund's investment of the Assets in light of current and prospective market conditions.

(i)	Furnish to the Board members
such information as may be requested
by them in writing
and as reasonably necessary in order for the Trustees to evaluate this Agreement or any proposed amendments to this Agreement for the purpose of casting a vote pursuant to
Section 12 or 13 hereof.



(j)	Furnish to the Adviser such information
as may be requested by the Adviser and
reasonably necessary in order for the Adviser to evaluate this Agreement and the Subadviser's performance hereunder.

(k)	The Subadviser will advise the
Adviser, and, if instructed by the
Adviser, will advise the
Fund's custodian on a prompt basis and
Fund accountant each day by electronic
communication of each confirmed purchase and sale of a security for the Fund. Such communication with respect to each security purchased for or sold by the Fund shall provide the following information:
the name of the issuer;
the full description of the
security including its class; the amount or number of shares of the security purchased or sold; the market price; commission paid;
government charges; the gross or net price of the security; the trade date; the settlement date; the identity of the effecting broker or dealer and, if different, the identity of the clearing broker.

(l)	Cooperate generally with the Fund and
the Adviser to provide information requested by them in the possession of the Subadviser, or reasonably available to it, necessary for the preparation of the registration statement for the Fund and all periodic reports to be filed by the Fund or the Adviser with the SEC, including but not limited to,
Form N-1A, semi-
annual reports for the Fund on Form N-SAR and Form N-CSR, proxy voting results on Form N-PX, portfolio holdings on Form N-Q, shareholder communications regarding the
Fund, proxy materials furnished to holders of shares of the Fund, and filings with state
"blue sky" authorities and with United States agencies responsible for tax matters regarding the Fund.

(m)	Allow the Chief Compliance Officer
of the Trust and the Adviser
and/or his/her delegate,
representatives of the Adviser, internal or external auditors of the
Trust and Adviser, and
regulators to visit and audit Subadviser's operations relating to Subadviser's services under this Agreement as may be reasonably requested, at reasonable times and upon reasonable notice, but at least once annually.

(n)	Deliver instructions or directions to
the Adviser via such written
or oral reports as the
Fund's custodian and fund accountant
may require.  Subadviser shall
instruct all brokers,
dealers or other persons executing orders with respect to the Assets to forward to the Adviser copies of all brokerage or dealer confirmations promptly after execution of all transactions.

(o)	Comply with all requirements of
Rule 17j-1 under the 1940 Act, including the requirement to submit its Code of Ethics and any material changes thereto to the Trustees for approval, and such other requirements of Rule 204A-1 under the Advisers Act. The
Subadviser will submit any material change in its Code of Ethics to the Trustees promptly after the adoption of such change.
The Subadviser will report at
least quarterly any
material violations of its Code of Ethics or related procedures and any related sanctions to the Trustees, and will provide a written report to the Trustees at least annually in accordance with the requirements of
Rule 17j-1 and any similar
requirements as may be
adopted by the SEC under the Advisers Act.
The Subadviser will also require that its "Access Persons" (as such term is defined in Rule 17j-1 and Rule 204A-1) provide the Subadviser with quarterly personal investment transaction reports and initial and annual holdings reports, and otherwise require such of those persons as is appropriate to be subject to the Subadviser's Code of Ethics.

(p)	Provide to the Adviser and the
Trust a copy and summary of its
compliance program in
accordance with Rule 206(4)-7 under the
Advisers Act, and any material
changes thereto,
at least annually.

3.	Expenses Paid by the Subadviser.
The Subadviser will pay the cost of
maintaining the staff and
personnel necessary for it to perform
its obligations under this Agreement,
the expenses of office rent,
telephone, telecommunications and other
facilities it is obligated to provide
in order to perform the
services specified in Section 2, and
any other costs and expenses incurred
by it in connection with the
performance of its duties hereunder.

4.	Expenses of the Fund Not Paid by
the Subadviser.  The Subadviser
will not be required to pay
any expenses of the Fund, including
those expenses typically and
customarily borne by a fund or adviser
and not otherwise specified herein, or
any other expenses that this Agreement
does not expressly state
shall be payable by the Subadviser.
In particular, and without limiting
the generality of the foregoing, the
Subadviser will not be required to
pay under this Agreement:

(a)	the compensation and expenses of
Trustees and of independent advisers,
independent
contractors, consultants, managers and
other agents employed by the Trust or the Fund other than through the Subadviser;

(b)	organization and offering expenses
of the Fund (including out of pocket expenses);

(c)	legal, accounting and auditing fees
and expenses of the Trust or the Fund;

(d)	the fees and disbursements of
custodians and depositories of the
Trust or the Fund's
assets, or any fees and expenses of
the Fund's administrator, transfer
agents, disbursing
agents, plan agents and registrars;

(e)	the Fund's interest expenses;

(f)	taxes and governmental fees
assessed against the Trust or
the Fund's assets and payable
by the Trust or the Fund;

(g)	dues and expenses of each of
the Fund or the Adviser for its
respective membership in
investment trade organizations;

(h)	cost of insurance relating to
fidelity bond coverage or directors
and officers/ errors and
omissions coverage for the Fund
or the Adviser;

(i)	the cost of preparing, printing
and mailing Prospectuses, dividends,
distributions, reports,
notices and proxy materials to
shareholders of the Trust or the Fund,
except that the
Subadviser shall bear the costs of
providing the information referred
to in Section 2(l) to
the Adviser;

(j)	brokers' commissions and
underwriting fees;

(k)	the payments for maintaining the
Fund's books and records (other
than those books and
records the Subadviser maintains in
connection with the performance or
its duties under
this Agreement) and any expense associated with calculating the daily net asset value of the shares of the Fund; and

(l)	expenses of any shareholder meetings.



5.	Registration as an Adviser.
The Subadviser hereby represents
and warrants that it is registered
with the SEC as an investment adviser,
and covenants that it intends to
remain so registered for the
duration of this Agreement.  Subadviser
shall notify the Adviser immediately
in the event that Subadviser
ceases to be registered with the SEC
as an investment adviser under
the Advisers Act.

6.	Compensation of the Subadviser.
For all services to be rendered,
facilities furnished and
expenses paid or assumed by the Subadviser as herein provided for the Funds, the Adviser will pay the
Subadviser an annual fee equal to 0.60% of the average daily net asset value of the Assets. Such fee shall accrue daily and be paid monthly.
The "average daily net assets" of the
Assets shall be determined on the
basis set forth in the Fund's Prospectus or, if not described therein, on such basis as is consistent with
Rule 2a-4 and Rule 22c-1 under the
1940 Act and the regulations
promulgated thereunder.  The
Subadviser will receive a pro rata portion of such monthly fee for any periods in which the Subadviser advises the Fund less than a full month.
The Subadviser understands and agrees
that neither the Trust nor
the Fund has any liability for the payment of Subadviser's fee hereunder and that the payment of fees owed to the Subadviser shall be the sole responsibility of the Adviser.

7.	Other Activities of the Subadviser
and Its Affiliates.  It is understood
that the services under
this Agreement are not exclusive and that nothing in this Agreement shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or manager for any other person or entity or providing similar services to any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, trustees/directors and employees of the Subadviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the
Subadviser or of its affiliates.

8.	Avoidance of Inconsistent Position.
In connection with purchases or sales
of portfolio securities
for the account of the Fund with
respect to the Assets, neither the
Subadviser nor any of its trustees/directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant policies and procedures of the Fund. The Subadviser shall not knowingly recommend that the Fund, with respect to the Assets, purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

	Nothing herein contained shall
limit or restrict the Subadviser or any
of its officers, affiliates or
employees from buying, selling or trading in any securities for its or their own account or accounts. The
Trust and Fund acknowledge that the Subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund with respect to the Assets.
The Subadviser
shall have no obligation to acquire with respect to the Assets, a position in any investment that the
Subadviser, its officers, affiliates or
employees may acquire for its or their
own accounts or for the
account of another client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment for the Fund. Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The
Subadviser expressly acknowledges
and agrees, however, that in any of the
above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to the Fund, with respect to the Assets, and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's
Code of Ethics.



	When a security proposed to be
purchased or sold for the Assets is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchase or sale on a pro-rata, rotating or other fair and equitable basis so as to avoid any one account being preferred over any other account. The
Subadviser shall disclose to the
Adviser and to the Trustees the
method used to allocate purchases and
sales among the Subadviser's investment
advisory clients.  It is
further understood that the Subadviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold.

9.	No Partnership or Joint Venture.
The Trust, the Fund, the Adviser and
the Subadviser are not
partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

10.	Limitation of Liability and
Indemnification.

(a)	In the absence of (i) willful
misfeasance, bad faith, or gross
negligence on the part of the
Subadviser or reckless disregard of its
duties, (ii) the failure to
disclose to the Adviser a
material fact regarding the Subadviser
or its investment advisory
services as they relate to
the Fund; (iii) the failure to correct
any untrue statement of a material
fact regarding the
Subadviser made by the Subadviser to the
Adviser, or (iv) the reckless
disregard by the
Subadviser of its obligations and duties
under this Agreement, the
Subadviser shall not be
subject to any liability to the Adviser,
the Trust or the Fund, any shareholder
of the Fund,
or to any person, firm or organization,
for any act or omission in the course of or in
connection with rendering its services
under this Agreement.  Specifically, the
Subadviser shall not be liable to the
Adviser, the Trust or the
Fund for any error of
judgment or mistake of law, subject to the
limitations of Section 17(j) of the 1940 Act.
Nothing herein, however, shall derogate
from the Subadviser's obligations under federal
and state securities laws.  Subadviser
will maintain a reasonable amount of
fidelity bond
insurance coverage and shall provide
evidence of such coverage upon
request of Adviser.
(b)	In the absence of (i) willful
misfeasance, bad faith or gross
negligence on the part of the
Adviser or reckless disregard of its duties,
(ii) the failure of the Adviser
to disclose in the
Prospectus or any filing made with the
SEC with respect to the Trust, the
Fund or the
Adviser any material fact; (iii) the failure
by the Adviser to correct any untrue statement
of a material fact contained in the Prospectus
or any other filing made with the SEC
regarding the Trust, the Fund or the Adviser;
or (iv) the reckless disregard by the Adviser
of its obligations and duties under this
Agreement, Adviser shall not be subject to any
liability to Subadviser for any act or omission
in the course of or in connection with the
Adviser's carrying out its duties and obligations
under this Agreement.  Specifically, the
Adviser shall not be liable to the Subadviser
for any error of judgment or mistake of law.
Nothing herein, however, shall derogate from
the Adviser's obligations under federal and
state securities laws.
(c)	Subadviser and Adviser shall
each defend, indemnify and hold
harmless the other party
and the other party's affiliates, officers, trustees/directors, members, employees and agents, from and against any claim, loss, liability, judgment, awards, settlements for which prior approval of the indemnifying party is obtained, damages, deficiency, penalty, cost or expense (including without limitation reasonable attorneys' fees and disbursements for external counsel) resulting from (i) the reckless disregard of the indemnifying party's obligations and duties hereunder; (ii) willful misfeasance, bad faith or gross negligence on the part of the indemnifying party, its officers, trustees/directors, members, employees and agents with respect to this Agreement or the Fund or (iii) the failure of the indemnifying party to disclose any material fact or the failure of the indemnifying party to correct any untrue statement of a material fact whether such claim, loss, liability, damages, deficiency, penalty, cost or expense was incurred or suffered directly or indirectly.

(d)	Adviser is liable to, and shall
indemnify, the Fund and the
Trust for any acts and
omissions of the Subadviser to the
same extent the Adviser, under
the terms of the
Advisory Agreement, is liable to,
and must indemnify the Fund
and the Trust for the
Adviser's acts and omissions.

(e) 	The indemnification provisions
in Section 10 of the Agreement
shall survive the
termination of this Agreement.

11.	Assignment and Amendment.
This Agreement may not be assigned
by the Subadviser, and
shall automatically terminate,
without the payment of any penalty,
in the event: (a) of its assignment,
including any change in control of the
Adviser or the Subadviser which is
deemed to be an assignment
under the 1940 Act, or (b) that the
Advisory Agreement is assigned or
terminates for any reason.  Trades
that were placed prior to such termination will not be canceled; however, no new trades will be placed after such termination is effective.
Termination of this Agreement shall
not relieve the Adviser or the
Subadviser of any liability
incurred hereunder.

	The terms of this Agreement
shall not be changed unless such
change is agreed to in writing by
the parties hereto and is approved by the affirmative vote of a majority of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such change, and (to the extent required by the 1940 Act) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

12.	Duration and Termination.  This
Agreement shall become effective as
of the date first above
written and shall remain in full force
and effect for a period of two years
from such date, and thereafter
for successive periods of one year
(provided such continuance is approved
at least annually in conformity
with the requirements of Section 15 of
the 1940 Act) unless the Agreement is
terminated automatically as
set forth in Section 11 hereof or until
terminated as follows:

(a)	The Trust or the Adviser may at any
time terminate this Agreement, without payment of any penalty, by not more than 60 days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Subadviser.
Action of the Trust under this
subsection may be
taken either by (i) vote of its Trustees, or (ii) the affirmative vote of the outstanding voting securities of the Fund; or

(b)	The Subadviser may at any time
terminate this Agreement by not
less than one hundred
twenty (120) days' prior written
notice by facsimile or delivered via
registered mail,
postage prepaid or a nationally
recognized overnight delivery service,
receipt requested,
to the Adviser.

	Termination of this Agreement
pursuant to this Section shall be
without payment of any penalty.

	Fees payable to Subadviser for
services rendered under this Agreement
will be prorated to the
date of termination of the Agreement.

	In the event of termination of
this Agreement for any reason, the
Subadviser shall, immediately
upon receiving notice of termination or
a receipt acknowledging delivery of a
notice of termination to
Adviser, or such later date as may be
specified in such notice, cease all
activity on behalf of the Fund and
with respect to the Assets, except as
expressly directed by the Adviser, and
except for the settlement of
securities transactions already entered
into for the account of the Fund with
respect to the Assets.  In
addition, the Subadviser shall deliver
copies of the Fund Assets' Books and
Records to the Adviser upon
request by such means and in accordance
with such schedule as the Adviser shall
reasonably direct and
shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser; provided however that the Subadviser shall be permitted to retain at its own expense a separate copy of such records for its own protection and may not disclose such information to other parties unless required to comply with any law, rule, regulation or order of a court or government authority.

13.	Approval of Agreement.
The parties hereto acknowledge and
agree that the obligations of the
Trust, the Adviser, and the Subadviser
under this Agreement shall be subject
to the following condition
precedent: this Agreement shall have
been approved by the vote of a majority
of the Trustees, who are not
interested persons of the Trust, the
Adviser or the Subadviser, at a
meeting called for the purpose of
voting on such approval.

14.	Miscellaneous.

(a)	The captions in this Agreement are
included for convenience of reference
only and in no
way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to be private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust or the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

(b)	Any information supplied by the Trust
or the Adviser to the Subadviser in connection with the performance of the Subadviser's duties hereunder, or learned by the Subadviser as a result of its position as Subadviser to the Fund, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Subadviser only in connection with the performance of its duties hereunder.
Any such information in
the hands of the Subadviser may be
disclosed as necessary to comply
with any law, rule,
regulation or order of a court or
government authority.

(c)	Any information supplied by the
Subadviser to the Trust or the Adviser in connection with the performance of the Subadviser's duties under this Agreement or learned by the Trust or the Adviser as a result of the services provided by the
Subadviser under this
Agreement, which information is not
otherwise in the public domain,
is to be regarded as
confidential information for use by the
Adviser, the Fund and/or its agents only in connection with the Fund and its investments. Any such information in the hands of either party may be disclosed as necessary to comply with any law, rule, regulation or order of a court or government authority.

(d)	The Subadviser agrees to submit
any proposed sales literature
(including advertisements,
whether in paper, electronic
or Internet medium) for the Trust, the Fund, the Subadviser or for any of its affiliates which mentions the Trust, the Fund or Adviser (other than the use of the Fund's name in a list of clients of the Subadviser, for which Subadviser is specifically authorized so to use), to the Adviser and to the Fund's distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature; provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales literature for the Trust or the Fund.

(e)	The Trust and the Adviser
agree to submit any proposed sales
literature that mentions the
Subadviser  (other than identifying
the Subadviser as subadviser to
the Fund) to the
Subadviser for review prior to use
and the Subadviser agrees to
promptly review such
materials by a reasonable and appropriate deadline. The Trust agrees to cause the Adviser and the Trust's distributor to promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Subadviser of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant regulatory authorities. Neither the Adviser, nor the Trust nor the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other proprietary designations of Subadviser, its subsidiaries and/or affiliates (collectively, "
Subadviser Marks") in any advertising
or promotional
materials without Subadviser's prior
written approval, which will not be
unreasonably
withheld.  Adviser and Subadviser will
work together to develop mutually agreeable standards and procedures for the review of materials bearing Subadviser Marks to facilitate the efficient creation and use of such advertising or promotional materials.

(f)	All notices, consents, waivers
and other communications under this
Agreement must be
in writing and, other than notices
governed by Section 12 above, will
be deemed to have
been duly given when (i) delivered
by hand (with written confirmation
of receipt), (ii)
sent by telecopier, provided that
receipt is confirmed by return
telecopy and a copy is sent
by overnight mail via a nationally
recognized overnight delivery
service (receipt
requested); (iii) when received by
the addressee, if sent via a
nationally recognized
overnight delivery service (receipt
requested) or U.S. mail (postage prepaid), in each case to the appropriate address and telecopier number set forth below (or to such other address and telecopier number as a party may designate by notice to the other parties):

       	Subadviser:
Hansberger Global Investors, Inc.

401 East Las Olas Boulevard, Suite 1700

Fort Lauderdale, FL  33301

Attention:  President

Telephone Number:  (954) 552-5150

Facsimile Number:  (954) 713-2515

with a copy addressed to General Counsel

       	Adviser:
MTB Investment Advisors, Inc.

100 East Pratt Street, 17th Floor

Baltimore, MD  21202

Attention:  President

Telephone Number:   (410) 986-5650

Facsimile Number:   (410) 986-5660

       	Trust:
MTB Group of Funds

5800 Corporate Drive

Pittsburgh, Pennsylvania 15237-7010

Attention: Secretary

Telephone Number:  (412) 288-1900

Facsimile Number: (412) 288-8141

(g)	For purposes of this Agreement:
(i) "affirmative vote of a majority
of the outstanding
voting securities of the Fund" means
the affirmative vote, at an
annual meeting or a
special meeting of the shareholders
of the Fund, duly called and held,
(A) of 67% or more
of the shares of the Fund present
(in person or by proxy) and
entitled to vote at such
meeting, if the holders of more than
50% of the outstanding shares of the
Fund entitled to
vote at such meeting are present (in
person or by proxy), or (B) of more
than 50% of the
outstanding shares of the Fund
entitled to vote at such meeting,
whichever is less; and (ii)
"interested person" and "assignment"
shall have the respective meanings
as set forth in
the 1940 Act, subject, however, to such
exemptions as may be granted by the SEC under the 1940 Act.

(h)	This Agreement shall be construed
in accordance with the laws of the
State of New York
and the applicable provisions of the 1940 Act.

(i)	The provisions of this Agreement
are independent of and separable
from each other and
no provision shall be affected or
rendered invalid or unenforceable
by virtue of the fact
that for any reason any other or
others of them may be deemed invalid
or unenforceable
in whole or in part.

(j)	Subadviser agrees to maintain the
security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248.
Subadviser agrees to use and
redisclose such NPI for
the limited purposes of processing and
servicing transactions; for specific law enforcement and miscellaneous purposes;
and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Subadviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections
248.14, 248.15 and 248.13, respectively.

(k)	Any question of interpretation of
any term or section of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or Advisers
Act shall be resolved by reference to
such term or provision of the 1940 Act
or Advisers
Act and interpretation thereof, if any,
by the United States courts or,
in the absence of any
controlling decision of any such court,
by rules, regulations or orders
of the SEC validly
issued pursuant to the 1940 Act or
Advisers Act.  In addition,
where the effect of a
requirement of the 1940 Act or
Advisers Act reflected in any
provision of this Agreement
is relaxed by rule, regulation or
order of the SEC, whether of
special or general
application, such provision shall
be deemed to incorporate the
effect of such rule,
regulation or order.

(l)	In the event the Subadviser
may deem it advantageous to the
Fund to place portfolio
securities trades for the Fund through
(a) a broker-dealer affiliate of
the subadviser to
another portfolio of the Trust; or (b)
a broker-dealer affiliate of the
subadviser to a
discrete portion of the Fund, the
Subadviser may engage in such
trades under Rule 17a-
10 under the 1940 Act without complying
with certain provisions of Rule 17e-1 of the Investment Company Act of 1940, provided that Subadviser does not consult with any entity which subadvises any other portfolio of the Trust, or any portion of any such portfolio ("Another Subadvised Fund"), concerning transactions for the Fund or Another
Subadvised Fund.

(m)	Each of the Adviser and Subadviser
represents and warrants to the
other that it has a
business continuity plan designed to
restore services as promptly as
practical as a result
of work stoppage, power or other
mechanical failure, natural disaster,
governmental
action, communication disruption or
other impossibility of performance.



15.	Limitations of Liability of
Trustees and Shareholders of the Trust.
The execution and
delivery of this Agreement have been
authorized by the Trustees of the Trust
and signed by an authorized
officer of the Trust, acting as such,
and neither such authorization by
such Trustees nor such execution
and delivery by such officer shall
be deemed to have been made by any
of them individually or to impose
any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto
have caused this instrument to
be signed on their behalf by
their duly authorized officers as
of the date first above written.


MTB GROUP OF FUNDS


By:  /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President


MTB INVESTMENT ADVISORS, INC.


By:  /s/ William F. Dwyer
Name:  William F. Dwyer
Title: President


HANSBERGER GLOBAL INVESTORS, INC.


By:  /s/ Ronald W. Holt
Name:  Ronald W. Holt
Title:  President



	SCHEDULE 1

Custody Agreement between the Trust
and the Fund's custodian
("Custodian"), including information as
to:
       The Fund's nominee
       The federal tax identification
numbers of the Fund and its nominee
All routing, bank participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of securities to the
Fund's account at the
Custodian
Name, address, telephone and Fax number
of the Custodian's employees
responsible for the
Fund's accounts
       The Fund's pricing service
and contact persons

All applicable procedures and
guidelines adopted by the
Board of Trustees or the Adviser regarding management of the Fund, including but not limited to:
       Transactions with
affiliated persons
       Guidelines for Determining
Fair Value of Securities
       Net Asset Value Correction
Policies and Procedures
       Evaluating the liquidity of securities
Segregation of liquid assets in connections with firm commitments and standby commitments
       Derivative contracts and securities
       Repurchase Agreement Guidelines
       Rule 10f-3 (relating to affiliated
underwriting syndicates)
       Rule 17a-7 (relating to
interfund transactions)
       Rule 17e-1 (relating to transactions
with affiliated brokers) and
       Procedures for cash sweep
investments in money market funds
       Monitoring portfolio compliance
       Subadviser supervision
       Daily review of pricing

Any master agreements that the Trust has entered into on behalf of the Fund, including:
       Master Repurchase Agreement
       Master Foreign Exchange Netting Agreements
       Master Swap Agreements
       Form of Securities Lending Agency Agreement

Other agreements that the Trust has
entered into on behalf of the Fund, including:
	Investment Advisory Agreement

Other relevant documents, including:
	CFTC Rule 4.5 letter


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